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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Foundation Health Systems, Inc.
Woodland Hills, California

We consent to the incorporation by reference in Registration Statements on Forms S-8 (i) filed on December 4, 1998 and on March 31, 1998, and (ii) No. 333-35193, No. 333-24621, No. 33-74780 and No. 33-90976 of our report dated February 29, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Foundation Health Systems, Inc. (the "Company") for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------

Los Angeles, California
February 29, 2000